EXHIBIT 16

SAMUEL KLEIN AND COMPANY
  CERTIFIED PUBLIC ACCOUNTANTS

Please Reply
to:
Newark [X]   550 Broad Street                 36 West Main Street, Suite 301
Freehold     Newark, New Jersey 07102-4517    Freehold, New Jersey 07728-2291
             Phone (973) 624-6100             Phone (732) 780-2600
             Fax (973) 624-6101               Fax (732) 780-1030


                                                                  March 24, 2005

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549


                       Re:    Hibshman Optical Corporation
                              Form 8-K

Gentlemen:

We have read Form 8-K dated January 19, 2005 of Hibshman Optical Corporation and we agree with the statements made in the first four paragraphs of Item 4.01 entitled "Changes in Registrant's Certifying Accountant". We have no basis to agree or disagree with the fifth paragraph of this section or with the statements made in the section entitled "Engagement of New Certifying Accountant."


                                       /s/ SAMUEL KLEIN AND COMPANY
                                       -----------------------------------------
                                       SAMUEL KLEIN AND COMPANY
                                       CERTIFIED PUBLIC ACCOUNTANTS

Newark, New Jersey

           Members American Institute of Certified Public Accountants
                           www.samuelklein-cpa-rma.com